Exhibit 10.1

Execution Version

VOTING, IRREVOCABLE PROXY AND SUPPORT AGREEMENT
This Voting, Irrevocable Proxy and Support Agreement (this “Agreement”), dated as of January 2, 2017, is by and between Delek US Holdings, Inc., a Delaware corporation (“Parent”) and Alon USA Energy, Inc., a Delaware corporation (the “Company” and, collectively with Parent, the “Parties” and each, a “Party”).
WHEREAS, Parent owns 33,691,292 shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), representing approximately 47% of the outstanding Company Common Stock;
WHEREAS, concurrently with the execution of this Agreement, Parent, Delek Holdco Inc., a Delaware corporation and wholly owned subsidiary of Parent (“HoldCo”), Dione Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo (“Parent Merger Sub”), Astro Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo (“Astro Merger Sub”), and the Company, have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for the consummation of certain mergers (the “Mergers”) pursuant to the terms and conditions of the Merger Agreement;
WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has required that Parent execute and deliver this Agreement;
WHEREAS, in order to induce the Company to enter into the Merger Agreement, Parent is willing to make certain representations, warranties, covenants and agreements with respect to the 33,691,292 shares of Company Common Stock beneficially owned by Parent (the “Original Shares” and, together with any additional shares of Company Common Stock pursuant to Section 6 hereof, collectively the “Shares”); and
WHEREAS, Parent has pledged the Company Common Stock under that certain Amended and Restated Pledge and Security Agreement (Term Loan) (the “Pledge Agreement”) dated May 14, 2015 in favor of Fifth Third Bank, as Lead Collateral Agent for the Secured Creditors (each as defined therein) (in such capacity, “Collateral Agent”).
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties agree as follows:
1.Definitions.
For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.
2.    Representations of Parent.
Parent represents and warrants to the Company that:

(a)    (i) Parent is the sole record and beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act) of and has good title to all of the Original Shares free and clear of all Liens (except as set forth in this Agreement, the Pledge Agreement and pursuant to any applicable restrictions on transfer under the Exchange Act), and (ii) except pursuant hereto and the Pledge Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.
(b)    Subject to the Pledge Agreement, Parent has, and will have at the time of the Company Stockholders Meeting with respect to the matters covered by Section 3(a), the sole right to vote and direct the vote of, and to dispose of and direct the disposition of, the Original Shares, and none of the Original Shares is subject to any agreement, arrangement or restriction with respect to the Original Shares that would prevent or delay Parent’s ability to perform its obligations hereunder. Other than the Pledge Agreement, there are no agreements or arrangements of any kind, contingent or otherwise, obligating Parent to Transfer (as defined in Section 5) or cause to be Transferred, any of the Original Shares, and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Original Shares.
(c)    Parent does not beneficially own any shares of Company Common Stock other than the Original Shares.
(d)    Subject to the Pledge Agreement, Parent has full power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Parent’s obligations hereunder (including the irrevocable proxy described in Section 3(b)). This Agreement has been duly and validly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.
(e)    Subject to obtaining any consents required under the Pledge Agreement, none of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to Parent or to Parent’s property or assets. There is no (i) action, proceeding or investigation pending or threatened against Parent or any of its Affiliates; or (ii) outstanding writ, injunction, order, judgment or decree of any Governmental Authority to which Parent or any of its Affiliates are subject or bound, in each case, that could prevent, materially delay, hinder or impair the exercise by the Company of its rights under this Agreement or the performance by Parent of its obligations under this Agreement.
(f)    Except as provided in the Pledge Agreement and the transactions contemplated thereby, Stockholder has not taken any action that would or would reasonably be expected to (i) constitute or result in a breach hereof; (ii) make any representation or warranty of Stockholder set forth in this Section 2 untrue or incorrect; or (iii) have the effect of preventing or disabling Stockholder from performing any of its obligations under this Agreement.
3.    Agreement to Vote Shares; Irrevocable Proxy.

(a)    Subject to obtaining any consent required under the Pledge Agreement, Parent agrees during the term of this Agreement to vote the Shares at the Company Stockholders Meeting in favor of (1) the Mergers and the Merger Agreement and any other transactions or matters contemplated by the Merger Agreement, (2) any proposal to adjourn or postpone the Company Stockholders Meeting to a later date if there are not sufficient votes to adopt the Merger Agreement or if there are not sufficient shares present in person or by proxy at such meeting to constitute a quorum.
(b)    Subject to obtaining any required consent pursuant to the Pledge Agreement, Parent hereby appoints the Company and any designee of the Company, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote during the term of this Agreement with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the obligations and duties of Parent under this Agreement. Parent shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this Agreement, including without limitation this proxy. This proxy and power of attorney granted by Parent are irrevocable during the term of this Agreement, shall be and shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Parent with respect to the Shares. The power of attorney granted by Parent herein is a durable power of attorney and shall survive the dissolution or bankruptcy of Parent. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement. The Company may terminate this proxy with respect to Parent at any time at its sole election by written notice provided to Parent. The Parties acknowledge and agree that neither the Company, nor any of its Affiliates or any designees of the Company, shall owe any duty (fiduciary or otherwise), or incur any liability of any kind to Parent or any of its Affiliates, in connection with or as a result of the exercise of the powers granted to Parent by this Section 3(b).
4.    No Voting Trusts or Other Arrangement.
Parent agrees that Parent will not, and will not permit any entity under Parent’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with the Company.
5.    Transfer and Encumbrance.
Subject to the Pledge Agreement, Parent agrees that during the term of this Agreement, Parent will not, directly or indirectly, (i) transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Parent’s voting or economic interest therein, (ii) grant any proxies or powers of attorney, or any other authorization or consent with respect to any or all of its Shares in respect of any matter addressed by this Agreement, (iii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iv) enter into any Contract with respect to the Transfer of any Shares, or (v) take any other action, that would restrict, limit or interfere with the performance of the Company’s obligations hereunder. Subject to the Collateral Agent exercising any rights or remedies under the Pledge Agreement, any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void.

6.    Additional Shares.
Parent agrees that all shares of Company Common Stock that Parent purchases, acquires the right to vote or otherwise acquires beneficial ownership of (as defined in Rule 13d-3 of the Exchange Act) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.
7.    Termination.
This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) a Company Change in Recommendation or a Parent Change in Recommendation made in accordance with Section 7.2(b) of the Merger Agreement and (iii) the date on which the Merger Agreement is terminated in accordance with its terms. Upon termination of this Agreement, no Party shall have any further obligations or liabilities under this Agreement; provided, however, that (a) nothing set forth in this Section 7 shall relieve any Party from liability for any breach of this Agreement occurring prior to the termination hereof; and (b) the provisions of Section 7, Section 10 and Section 11 shall survive any termination of this Agreement.
8.    Reserved.
9.    Entire Agreement.
This Agreement, together with the Merger Agreement, supersedes all prior agreements, written or oral, between the Parties with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the Parties. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.
10.    Notices.
All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a portable document format (“PDF”) document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10):
If to Parent, to:
Mark Cox, EVP
Delek US Holdings, Inc.

7102 Commerce Way
Brentwood, TN 37027
with a copy (which shall not constitute notice) at the same physical address to:

General Counsel
Amber.Ervin@DelekUS.com
and a copy (which shall not constitute notice) to:

Daniel L. Mark, Esq.
Norton Rose Fulbright US LLP
1301 McKinney
Houston, TX 77010-3095
If to Company, to:
James Ranspot
Alon USA Energy, Inc.
12700 Park Central Dr., Suite 1600
Dallas, TX 75251
and with a copy (which shall not constitute notice) to:
Gillian A. Hobson, Esq.
Vinson & Elkins LLP
1001 Fannin Street, Suite 2500
Houston, TX 77002

and
David Wiessman
Chairman of the Special Committee of the Board of Directors
Alon USA Energy, Inc.
12700 Park Central Dr., Suite 1600
Dallas, TX 75251

and with a copy (which shall not constitute notice) to:
Jay Tabor
Gibson Dunn & Crutcher LLP
2100 McKinney Avenue, Suite 1100
Dallas, TX 7520

11.    Miscellaneous.
(a)    This Agreement shall be governed by, and interpreted in accordance with, the Laws of the State of Delaware (except to the extent that mandatory provisions of federal law govern), without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.
(b)    Each of the Parties agrees that to the fullest extent permitted by Law, any Legal Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Merger Transactions shall be brought in the Delaware Court of Chancery (or, if such court does not have jurisdiction, the Complex Commercial Litigation Division of the Delaware Superior Court, or, if such division does not have jurisdiction or the Legal Proceeding is not assigned to such division, the Delaware Superior Court, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware), and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Legal Proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Legal Proceeding in any such court or that any such Legal Proceeding brought in such court has been brought in an inconvenient forum, or that this Agreement, or the subject matter hereof, may not be enforced in or by such court. Process in any such Legal Proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that to the fullest extent permitted by law, service of process on such Party as provided in Section 10 shall be deemed effective service of process on such Party for matters between the Parties.
(c)    EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE MERGER TRANSACTIONS. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT OR THE MERGER TRANSACTIONS, AS APPLICABLE, AND THAT SUCH LEGAL PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
(d)    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Merger Transactions are fulfilled to the fullest extent possible.
(e)    This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., PDF) shall be effective as delivery of a manually executed counterpart hereof.
(f)    Each Party shall execute and deliver such additional documents and instruments and take such further actions as may be necessary or desirable to effect the transactions contemplated by this Agreement.
(g)    The Parties have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement or interim drafts of this Agreement.
(h)    The obligations of Parent set forth in this Agreement shall not be effective or binding upon Parent until after such time as the Merger Agreement is executed and delivered by the Company, Parent and, HoldCo, Parent Merger Sub, Astro Merger Sub and the Parties agree that there is not and has not been any other agreement, arrangement or understanding between the Parties with respect to the matters set forth herein.
(i)    No Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party. Any assignment contrary to the provisions of this Section 11(i) shall be null and void.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

DELEK US HOLDINGS, INC.
By: /s/ Assaf Ginzburg Name: Assaf Ginzburg Title: EVP & CFO

By: /s/ Frederec Green Name: Frederec Green Title: EVP & COO

ALON USA ENERGY, INC.
By: /s/ James Ranspot Name: James Ranspot Title: SVP, GC & Secretary

[Signature page to Delek Voting, Irrevocable Proxy and Support Agreement]